Exhibit 10.23

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRAT1ON UNDER SUCH ACT OR LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

August 2, 2004                                                       $200,000.00

                              SERIES E BRIDGE NOTE

FOR VALUE RECEIVED, Viper Motorcycle Company, a Minnesota corporation (the "Company") hereby promises to pay to David Palmlund, III (the "Holder"), the principal sum of Two Hundred Thousand Dollars ($200,000.00), or such portion thereof actually advanced by Holder to the Company, together with a loan fee, on or before the earlier of: (i) the date which occurs 20 days after the effective date of an initial public offering of the Company's securities, or (ii) six month's after the date of this Note (the "Payment Date")

1.       PAYMENT BY HOLDER; PAYMENT BY COMPANY; LOAN FEE.

         1.1 As payment for the obligations of the Company under this Note, Holder agrees to pay to the Company, by check or wire transfer of immediately available funds to an account designated to Holder by the
         Company: (i) $50,000 on July 2, 2004 (already received, as of the date of this note), (ii) $50,000 on August 3, 2004 (as SEC comments are completed, to be filed), (iii) $50,000 on or before August 15, 2004 and (iv) $50,000 on or before September 15, 2004.

         1.2 The Company shall pay to Holder on the Payment Date, unless earlier paid under Section 2, the entire outstanding principal balance of this Note and any loan fee. The Company shall pay the applicable amount of principal and/or loan fees in lawful money of the United States by check or wire transfer of immediately available funds to an account designated in writing by the Holder from time to time.

         1.3 Loan Fee will be $10,000.00 to be paid from the payment, due on August 15, 2004. If this note is not paid back by October 1, 2004, then an additional loan fee of $10,000.00 will be paid to Holder. If this note is not paid by November 15, 2004, then an additional loan fee of $10,000.00 will be paid to Holder.

2. PREPAYMENT. The Company may prepay without premium or penalty, the principal amount of this Note, plus any unpaid loan fees, in whole or in part, at any time.

3. UNSECURED OBLIGATION. This Note is a general unsecured obligation of the Company limited to the aggregate principal outstanding, together with all unpaid loan fees thereon.

4. DEFAULT. The entire unpaid principal balance of and the unpaid loan fees on this Note shall become and be immediately due and payable upon written demand of the Holder, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (each an "EVENT OF DEFAULT") occurs and is continuing at the time of such demand,

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whether voluntarily or involuntarily, or, without limitation, the event occurs or is brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

         4.1 If the Company fails to make a payment of any principal or unpaid loan fees due under this Note or any open note to Holder;

         4.2 If the Company (i) makes an assignment for the benefit of creditors, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidation, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due;

         4.3 If an order for relief is entered by a bankruptcy court or if a decree, order or judgment is entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment remains undischarged or unstayed for a period of forty-five (45) days; or if any substantial part of the property of the Company is sequestered or attached and is not returned to the possession of the Company or such subsidiary or released from such attachment within forty-five (45) days;

         4.4 If the Company is dissolved or liquidated; or

         4.5 If the Company fails to materially comply with the covenants of the Company contained in Section 6 and such default remains uncured for a period of ten (10) days after written notice or by email thereof from Holder to the Company.

         Except as otherwise expressly provided in this Note, the Company hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note, and agrees to pay (if permitted by law) all expenses incurred in collection, including the Holder's actual attorneys' fees.

5. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6. REPRESENTATIONS OF THE COMPANY. The Company represents, warrants and covenants that that as long as principal or unpaid loan fees of this Note remains outstanding, the Company will:

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         6.1 Maintain and preserve its corporate existence and all rights, franchises, and other authority adequate for the effective conduct of its business; maintain its properties, equipment, facilities and intellectual property in good status, order and repair; and conduct its business in an orderly manner without voluntary interruption.

         6.2 Maintain adequate insurance including public liability, property damage, fire and other hazards with responsible insurance carriers reasonably sufficient to protect all property and business operations of the Company.

         6.3 Pay and discharge, prior to becoming delinquent, all taxes, assessments and governmental charges upon or against the Company or its properties, except to the extent and so long as any of such liabilities are being contested by Company in good faith.

         6.4 Promptly notify Holder in writing of any Event of Default hereunder.

         6.5 Shall not make any loans or advances to any person or party unless in the ordinary course of business approved by the Noteholder, and shall not incur any material mortgage, pledge, encumbrance or lien against any property of the Company unless for a valid business purpose.

         6.6 Shall not sell, lease, assign or transfer any substantial part of its business or fixed assets or intellectual property unless consented to in writing by Holder.

7. REPRESENTATIONS OF THE HOLDER. The Holder represents, warrants and covenants that

         7.1 The Holder qualifies as an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         7.2 This Note is acquired ~or Holder's account only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act.

         7.3 Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the risks and uncertainties of this investment in this Note.

         7.4 Holder has had such opportunity as Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit Holder to evaluate the merits of Holder's investment in the Company.

8. SUCCESSOR AND ASSIGNS. This Note and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder and their respective heirs, successors and assigns. This Note may be assigned by the Holder and shall be subject to: (a) the prior approval of the Company, which approval shall not be unreasonably withheld, and
(b) prior delivery by the proposed transferee to the Company of an opinion of counsel reasonably satisfactory to the Company that such transfer is in compliance with all federal and state securities laws. In order to transfer this Note, the Holder or its duly authorized attorney, shall surrender this Note at the offices of the Company, accompanied by an assignment duly executed by the Holder.

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9.        NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company is not liable for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation. The Holder by accepting a Note waives and releases such persons from all such liability. The waiver and release are part of the consideration for the issuance of this Note.

10. AMENDMENT. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure from the terms of any provision of this Note, will be effective
(a) only if it is made or given in writing and signed by the Company and the Holder and (b) only in the specific instance and for the specific purpose for which made or given.

11. NOTICE. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:

If to the Holder:

David Palmlund, III
5323 Swiss Ave.
Dallas, TX  75214

If to the Company:

Viper Motorcycle Company
5733 International Pkwy
New Hope, MN  55428
Attn:    John Lai

Both the Holder and the Company may change the address and facsimile number for notice by five (5) days advance written notice to the other.

12. GOVERNING LAW. This Note is governed by the internal laws of the State of Minnesota, without regard to its conflict of laws provisions.

13. SEVERABILITY. If any one or more of the provisions contained in this Note, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any remaining provisions hereof will not be in any way impaired, unless the provisions held invalid, illegal or unenforceable substantially impair the benefits of the remaining provisions hereof.

                                         VIPER MOTORCYCLE COMPANY

                                         By: /s/  John Lai
                                             -----------------------------------
                                                  John Lai, Vice President